EXHIBIT 16.1

September 23, 2020

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Xenous Holdings, Inc.

We have read the statements that Xenous Holdings, Inc., included under Item 4.01 of the Form 8-K report dated September 24, 2020, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Heaton & Company, PLLC dba Pinnacle Accountancy Group of Utah

Farmington, UT

Farmington Office:	Members of the AICPA and UACPA	Ogden Office:
1438 North Highway 89, Ste. 120	www.pinncpas.com	3590 Harrison Blvd. Ste. GL-2
Farmington, UT 84025 (801) 447-9572		Ogden, UT 84403 (801) 399-1183